OPPENHEIMER HOLDINGS INC. COMPENSATION RECOVERY (CLAWBACK) POLICY Introduction The Board of Directors (the "Board") of Oppenheimer Holdings Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for- performance compensation philosophy. The Board has therefore adopted this policy which provides for the recovery of the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (the "Policy"). Administration This Policy shall be administered by the Compensation Committee of the Board (the “Compensation Committee”). Any determinations made by the Compensation Committee shall be final and binding on all affected individuals. Covered Executives This Policy applies to the Company's current and former executive officers, as determined by the Compensation Committee in accordance with the federal securities laws and the listing standards of any national securities exchange on which the Company’s securities are listed (collectively, the “Executive Officers”), and such other executives and employees of the Company who may from time to time be deemed subject to this Policy by the Compensation Committee (collectively, with the Executive Officers, the "Covered Executives"). Recoupment; Accounting Restatement In the event the Company is required to prepare an accounting restatement of its financial statements, the Compensation Committee will reasonably promptly require reimbursement or forfeiture of any Incentive Compensation received by a Covered Executive (i) after beginning service as an executive officer; (ii) who served as an executive officer at any time during the performance period for that Incentive Compensation, (iii) while the Company has a class of securities listed on a national securities exchange; and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement, and any transition period within or immediately following those three completed fiscal years. For purposes of determining the relevant recovery period, the date that the Company is required to prepare an accounting restatement as described herein is the earlier to occur of:

2 a) The date the Company’s board of directors, a committee of the board of directors, or the officer or officers of the issuer authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement as described herein; or b) The date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement as described herein. Incentive Compensation For purposes of this Policy, “Incentive Compensation” means any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (but need not be presented within the financial statements), and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. Such Incentive Compensation is deemed received in the fiscal period during which the financial reporting measure specified in the Incentive Compensation is attained, even if the payment or grant of such Incentive Compensation occurs after the end of that period. Excess Incentive Compensation: Amounts Subject to Recovery The amount to be recovered will include the excess of the Incentive Compensation paid to any Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results without regard to any taxes paid, as determined by the Compensation Committee. If the Compensation Committee cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement or the measure upon which the Incentive Compensation was received. Method of Recoupment The Compensation Committee will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation: (a) requiring reimbursement of cash Incentive Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee.

3 No Indemnification The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. Interpretation The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of any applicable rules or standards adopted by the Securities and Exchange Commission (the “SEC”) or any national securities exchange on which the Company's securities are listed. Effective Date This Policy shall be effective as of the date it is adopted by the Board as set forth below (the "Effective Date") and shall apply to all incentive-based compensation received by Executive Officers on or after October 2, 2023. Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect further regulations adopted by the SEC, and to comply with any further rules or standards adopted by any national securities exchange on which the Company's securities are listed. The Board may terminate this Policy at any time. Other Recoupment Rights The Compensation Committee intends that this Policy will be applied to the fullest extent of the law. The Compensation Committee may require that any employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. Impracticability The Compensation Committee shall recover any excess Incentive Compensation in accordance with this Policy unless the Compensation Committee determines such recovery would be impracticable because: (i) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered; provided that before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on expense of enforcement, a reasonable attempt to recover such erroneously awarded compensation has been made and documented, and such documentation has been provided to the national securities exchange on which the Company's securities are listed; (ii) such recovery

4 would violate home country law adopted prior to November 28, 20221; provided that the Compensation Committee has obtained a legal opinion of home country counsel and such legal opinion has been provided to and accepted by the national securities exchange on which the Company's securities are listed, that recovery would result in such a violation; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. Adopted January 2011; amended October 2023 1 The date of publication of the Proposing Release for Rule 10D-1 in the Federal Register